                                AMENDMENT NO. 10
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of April 10, 2006, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to delete AIM Premier Equity Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                EFFECTIVE DATE OF ADVISORY AGREEMENT
------------------------------------        ------------------------------------
AIM Basic Balanced Fund                             September 28, 2001

AIM European Small Company Fund                      August 30, 2000

AIM Global Value Fund                               December 27, 2000

AIM International Small Company Fund                 August 30, 2000

AIM Mid Cap Basic Value Fund                        December 27, 2001

AIM Select Equity Fund                                June 1, 2000

AIM Small Cap Equity Fund                            August 30, 2000"

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                             AIM BASIC BALANCED FUND

NET ASSETS                                                           ANNUAL RATE
------------------------------------------------------------------   -----------
First $150 million................................................     0.65%
Next $1.85 billion................................................     0.50%
Next $2 billion...................................................     0.45%
Next $2 billion...................................................     0.40%
Next $2 billion...................................................     0.375%
Over $8 billion...................................................     0.35%


                         AIM EUROPEAN SMALL COMPANY FUND
                      AIM INTERNATIONAL SMALL COMPANY FUND


NET ASSETS                                                           ANNUAL RATE
------------------------------------------------------------------   -----------
All Assets........................................................     0.95%


                              AIM GLOBAL VALUE FUND

NET ASSETS                                                           ANNUAL RATE
------------------------------------------------------------------   -----------
First $1 billion..................................................     0.85%
Over $1 billion...................................................     0.80%


                          AIM MID CAP BASIC VALUE FUND


NET ASSETS                                                           ANNUAL RATE
------------------------------------------------------------------   -----------
First $1 billion..................................................     0.80%
Next $4 billion...................................................     0.75%
Over $5 billion...................................................     0.70%

                             AIM SELECT EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
------------------------------------------------------------------   -----------
First $150 million................................................     0.80%
Over $150 million.................................................     0.625%


                            AIM SMALL CAP EQUITY FUND


NET ASSETS                                                           ANNUAL RATE
------------------------------------------------------------------   -----------
All Assets........................................................     0.85%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                           AIM FUNDS GROUP


Attest:   /s/ Stephen R. Rimes             By:   /s/ Robert H. Graham
          ----------------------------           -------------------------------
              Assistant Secretary                    Robert H. Graham
                                                     President


(SEAL)


                                           A I M ADVISORS, INC.


Attest:   /s/ Stephen R. Rimes             By:   /s/ Mark H. Williamson
          ----------------------------           -------------------------------
              Assistant Secretary                    Mark H. Williamson
                                                     President


(SEAL)